UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 26, 2026

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-11848	43-1627032
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16600 Swingley Ridge Road, Chesterfield, Missouri 63017

(Address of Principal Executive Offices, and Zip Code)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RGA	New York Stock Exchange
7.125% Fixed-Rate Reset Subordinated Debentures due 2052	RZC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter):

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 26, 2026, the Board of Directors (the “Board”) of Reinsurance Group of America, Incorporated (the “Company”) appointed Maurice Tulloch to the Board, effective July 1, 2026, for a term of office ending at the 2027 annual meeting of shareholders, or until his successor is duly elected and qualified. The addition of Mr. Tulloch increases the size of the Board to thirteen directors. The Board has determined that Mr. Tulloch is an independent director under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Mr. Tulloch, 57, is the former Group CEO of Aviva (formerly Pilot Insurance Company). During his time with Aviva, his roles included President and CEO of Aviva Canada, Chairman and of Global General Insurance, and CEO, International – responsible for operations across Europe and Asia. Earlier in his career, Mr. Tulloch was Chair of the Insurance Bureau of Canada and a director at both the Property & Casualty Insurance Compensation Corporation and the Insurance Institute of Canada. Since leaving Aviva in 2020, Mr. Tulloch has served on the boards of PSP Investments and Porch Group.

The Company is not aware of any transactions, proposed transactions, or series of either to which the Company or any of its subsidiaries was or is to be a participant since December 31, 2022, in which the amount involved exceeds $120,000 and in which Mr. Tulloch had, or will have, a direct or indirect material interest.

There are no arrangements or understandings between Mr. Tulloch and any other person pursuant to which he was appointed as a director. Mr. Tulloch will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board of Directors – Director Compensation” in the Company’s proxy statement dated April 9, 2026 for its 2026 annual meeting of shareholders. Mr. Tulloch will receive a prorated portion of his 2026 annual retainer of $125,000 and annual stock grant of $165,000, which will be prorated and adjusted from the commencement of his time of service on the Board to the date of the first anniversary of the Company’s 2026 annual meeting of shareholders. Mr. Tulloch has not yet been named to any committees of the Board.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release (the “Press Release”) announcing the appointment of Mr. Tulloch to the Board, a copy of which is furnished with this report as Exhibit 99. The information set forth in this Item 7.01, including the Press Release, is being furnished and shall not be deemed to be “filed,” as described in Instruction B.2 of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following documents are filed as exhibits to this report:

99	Press Release of Reinsurance Group of America, Incorporated dated July 1, 2026

104	Cover Page Interactive Data File (formatted as Inline XBRL) to the exhibit index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: July 1, 2026	By:	/s/ My Chi To
My Chi To
Executive Vice President, Chief Legal Officer & Corporate Secretary